                                                                   EXHIBIT 10.58

                    THIRD AMENDMENT TO CONSULTING AGREEMENT

         This THIRD AMENDMENT TO CONSULTING AGREEMENT (the "Amendment") is made as of the 1st day of January 1997 (the "Effective Date"), by and between JOHN
M. PIETRUSKI, an individual residing at 27 Paddock Lane, Colts Neck, New Jersey 07722 ("Consultant"), and TEXAS BIOTECHNOLOGY CORPORATION, a Delaware corporation located at 7000 Fannin Street, Suite 1920, Houston, Texas 77030 (the "Corporation").

         WHEREAS, the Corporation and Consultant have entered into that certain Consulting Agreement, dated January 1, 1992 (the "Agreement"), as set forth in Exhibit "A" attached hereto and incorporated herein by reference; and

         WHEREAS, pursuant to the Agreement, the Corporation has retained Consultant to provide consulting services to the Corporation with respect to corporate governance, business development and other such matters; and

         WHEREAS, the Corporation and Consultant desire to amend the Agreement as herein set forth.

         NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants contained herein, the parties hereto agree as follows:

         1. Definitions. If not otherwise defined herein, all capitalized terms used herein shall have their respective meaning assigned to them in the Agreement.

         2. Amendment to Section 2. Effective as of the date hereof, Section 2 of the Agreement is hereby amended by deleting paragraph (a) in its entirety and substituting the following in lieu thereof:

                 "(a) Consultant's retention under this agreement shall commence on the date hereof (the "Commencement Date") and shall end on the earliest of: (i) the death or disability (as defined herein) of Consultant; (ii) the termination of Consultant's retention by the Corporation for cause (as defined herein); or (iii) two years after the Effective Date. After the expiration of such two-year period, this Agreement may be renewed for additional periods on all the remaining terms and conditions set forth herein upon mutual agreement of Consultant and the Corporation."

         3. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect. Corporation and Consultant agree that the Agreement as amended shall continue to be legal, valid, binding and enforceable in accordance with its terms.

         4. Except as expressly modified or amended hereby, the terms and provisions of the Agreement shall remain in force and effect in accordance with the terms hereof; provided, however, that from and after the date hereof any reference to the Agreement shall be deemed and construed as meaning the Agreement as amended and modified hereby.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.



                                     CONSULTANT:

                                     /s/ JOHN M. PIETRUSKI
                                     ----------------------------------------
                                     John M. Pietruski



                                     CORPORATION:

                                     TEXAS BIOTECHNOLOGY CORPORATION

                                     /s/ DAVID B. MCWILLIAMS
                                     ----------------------------------------
                                     David B. McWilliams
                                     President and Chief Executive Officer

                                  (EXHIBIT A)

                        TEXAS BIOTECHNOLOGY CORPORATION

                              CONSULTING AGREEMENT

                                      with

                               JOHN M. PIETRUSKI


      AGREEMENT, dated as of January 1, 1992, between JOHN M. PIETRUSKI ("Consultant"), residing at 3 Bruce Court, Edison, New Jersey 08820, and TEXAS BIOTECHNOLOGY CORPORATION (the "Corporation"), a Delaware corporation, having an address at Doctors Center, 7000 Fannin, Suite 1920, Houston, Texas 77030.

                              W I T N E S S E T H:

      WHEREAS, the Corporation desires to retain Consultant, and Consultant desires to accept such retention by the Corporation, on the terms and conditions set forth below.

      NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto do agree as follows:

      1. Retention. Subject to the terms and conditions set forth herein, the Corporation hereby retains Consultant as a consultant to the Corporation to provide certain consulting services to the Corporation and Consultant hereby accepts such retention.

      2. Term. (a) Consultant's retention under this Agreement shall commence on the date hereof (the "Commencement Date") and shall end on the earliest of: (i) the death or disability (as defined herein) of Consultant;
(ii) the termination of Consultant's retention by the Corporation for cause (as defined herein); or (iii) one year after the Commencement Date. After the expiration of such one-year period, this Agreement may be renewed for an additional one-year period on all the remaining terms and conditions set forth herein upon the mutual agreement of Consultant and the Corporation.

      (b) For the purpose of this Section 2, "disability" shall mean any physical or mental illness or injury as a result of which Consultant fails to devote at least fifty-two working days per year (roughly equivalent on average to one day per week) to the rendition of consulting services hereunder for a continuous period of 90 days during any 365-day period. Disability shall occur upon the end of such 90-day period.

      (c)  For the purpose of this Section 2, "cause" shall exist if Consultant
(i) without the prior written consent of the Corporation, assigns, pledges or otherwise disposes of his rights or obligations under this Agreement, or attempts to do the same, (ii) breaches any of the material terms or conditions hereof including, without limitation, any of the terms of Sections 8, 9, 10 or 11; (iii) engages in willful misconduct or acts in bad faith; or (iv) commits a felony or perpetrates a common law fraud against the Corporation.

      3. Compensation. During the term hereof, and subject to the performance of the services required to be performed hereunder by Consultant, the Corporation shall pay to Consultant for all services rendered by Consultant under this Agreement fees at a rate of $75,000 per annum. The fees due Consultant under this Agreement shall be payable quarterly on January 15, April 15, July 15 and October 15. In addition, promptly after Consultant executes this Agreement he will be granted an option to purchase up to 150,000 shares of the Corporation's common stock, at a purchase price of $.50 per share, in accordance with the Corporation's 1990 Incentive Stock Option Plan.

      4. Services. (a) Consultant shall provide consulting services to the Corporation with respect to corporate governance and business development and such other matters, within the unique experience and expertise of Consultant, as may be mutually agreed upon provided, that, Consultant shall not be required to provide any professional medical services.

      (b) In furtherance of his obligations hereunder, Consultant will devote approximately 52 working days per year (roughly equivalent, on average, to one working day per week) to his services hereunder and shall provide such services at such places and on such days as may be mutually agreed upon. In addition, Consultant shall also generally make his services available to the Corporation over the telephone.

      5. Expenses. The Corporation shall reimburse Consultant, in accordance with the Corporation's standard policy, for the travel expenses of Consultant incurred at the request of the Corporation for travel and other related reasonable expenses. Except as aforesaid or unless otherwise agreed to with respect to the rendition of specific services, the Corporation shall have no liability to reimburse Consultant for any expenses incurred by Consultant in connection with this Agreement.

      6. Status of Parties. Consultant will at all times act as an independent contractor and not as an employee of the Corporation. The manner in which Consultant renders services to the Corporation will be within his sole control and discretion. However, Consultant will cooperate with the Corporation's personnel and use his best efforts on behalf of the Corporation.

      7. Indemnification. During the term of this Agreement and for a period of three years thereafter, the Corporation shall indemnify Consultant and hold him harmless for any loss, claim, demand, damages or otherwise, including reasonable attorney's fees, with respect to any threatened or pending action or proceeding arising out of or in connection with Consultant's carrying out his duties hereunder.

      8. Proprietary Rights. Any and all patentable and unpatentable inventions, discoveries, ideas or applications conceived, originated or developed by Consultant, or developed by others for or on behalf of the Corporation of which Consultant becomes informed, during the term hereof and relating to the Corporation's business shall be the sole and exclusive property of the Corporation throughout the world. Consultant, at the request and sole expense of the Corporation, shall execute such documents and perform such acts as the Corporation or its counsel may deem necessary or advisable to confirm in the Corporation all right, title and interest throughout the world in and to any such invention, discovery or idea, and all patent applications, patents and copyrights thereon, and to enable and assist the Corporation in procuring, maintaining, enforcing and defending patents, copyrights and other applicable statutory protection throughout the world on any such invention, discovery, idea or application which may be patentable or copyrightable.

      9. Secrecy and Nondisclosure. Without the prior written consent of the Corporation in each instance, Consultant agrees to treat as secret and confidential all of the processes, methods, formulas, procedures, techniques, software, designs, data, drawings and other information which are not of public knowledge or record pertaining to the Corporation's business of which Consultant becomes informed, and Consultant agrees not to disclose, use, publish, or in any other manner reveal, directly or indirectly, at any time during or after the term of this Agreement, any such processes, methods, formulas, procedures, techniques, software, designs, data, drawings and other information pertaining to the Corporation's business.

      10. Non-Competition. (a) Consultant agrees that, unless consented to in writing by the Corporation after complete disclosure by Consultant of his proposed activities, during the term of this Agreement and for a period of six
(6) months after the termination of his consulting services to the Corporation he

                                     -5-
                                                            -
will not directly or indirectly, for his own account or as an employee, officer, director, partner, joint venturer, shareholder, investor, consultant or otherwise:

               (i) Anywhere in the world interest himself in or engage in any projects which are competitive with significant projects in which the Corporation is engaged or is actively contemplating engaging during the term of this Agreement or at the time of such termination;

               (ii) Hire, engage or employ or solicit, contact or communicate with for the purposes of hiring, employing-or engaging, any person who is then or was an employee of the Corporation at any time within the 12-month period immediately prior thereto.

      (b) Nothing in this Section 11 shall be construed to prevent Consultant from holding stock as an investor in a corporation whose stock is publicly traded and in which Consultant holds less than 5% of the outstanding shares.

      (c) Consultant acknowledges that the restricted period of time and geographical area specified under Section 11(a) hereof are reasonable, in view of the nature of the business in which the Corporation is engaged and Consultant's knowledge of the Corporation's business.

      (d) Notwithstanding anything contained in this Section 11 to the contrary, if the period of time or the geographical area specified under
Section 11(a) hereof should be determined to be unreasonable in any judicial proceeding, then the period of time and area of the restriction shall be reduced so that this Agreement may be enforced in such area and during such period of time as shall be determined to be reasonable.

      11. Mutual Representations. Each party hereto represents and warrants to the other that:

      (a) The execution and delivery of this Agreement and the fulfillment of the terms hereof (i) will not constitute a default under or conflict with any agreement or other instrument to which he or it is a party or by which he or it is bound and (ii) do not require the consent of any person, or entity; and

      (b) This Agreement constitutes the valid and binding obligation of such party enforceable against such party in accordance with its terms subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors rights generally, and subject, as to enforceability, to general principles of equity (regardless if enforcement is sought in a proceeding in equity or at law).

      12. Waiver. Failure to insist upon compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

      13. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. The parties to this Agreement agree and intend that this Agreement shall be enforced as fully as it may be enforced consistent with applicable statutes and rules of law.

      14. Benefit. Except as otherwise herein expressly provided, this Agreement shall inure to the benefit of and be binding upon the Corporation, its successors and assigns, including, without limitation, any corporation which may acquire all or substantially all of the Corporation's assets or business or with or into which the Corporation may be consolidated or merged, and to the benefit of, and be binding upon, Consultant, his heirs, executors, administrators and legal representatives.

      15. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties hereto, supersedes any and all prior discussions, agreements and correspondence with regard to the subject matter hereof, and may not be amended, modified or supplemented in any respect, except by a subsequent writing executed by both parties hereto.

                 16. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails, as follows:


                   (i)  if to Consultant, to:

                        John M. Pietruski
                        3 Bruce Court
                        Edison, New Jersey 08820

                   (ii) if to the Corporation, to:

                        Texas Biotechnology Corporation
                        Doctors Center
                        7000 Fannin
                        Suite 1920
                        Houston, Texas 77030
                        Attention: President

                        with a copy to:

                        Cahill Gordon & Reindel
                        80 Pine Street
                        New York, New York 10005
                        Attention: Jonathan I. Mark, Esq.


    Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

      17. Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to principles of conflicts of law.

      18. Jurisdiction. The parties agree that the federal and state courts located in the State of New York shall have jurisdiction to settle any disputes that may arise out of or in connection with this Agreement and that, accordingly, any suit, action or proceeding arising out of or in connection with this Agreement may be brought in such courts. In connection with any such litigation, each party waives all rights to a trial by jury and personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail. In the alternative, any such service may be effected in any other form or manner permitted by law.

      19. Counterparts. This Agreement may be executed in one or more counterparts but all such separate counterparts shall constitute but one and the same instrument; provided that, although executed in counterparts, the executed signature pages of each of such counterparts may be affixed to a single copy of this Agreement which shall constitute an original.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


WITNESSED BY:                         TEXAS BIOTECHNOLOGY CORPORATION

/s/ Catherine W. Ortlieb              By: /s/ David W. Ortlieb
------------------------------            --------------------------------------

/s/ Stephanie McClure                 By: /s/ John M. Pietruski
------------------------------            --------------------------------------
                                          JOHN M. PIETRUSKI